March 14, 2007

United States Securities and Exchange Commission

Attn: Janice McGuirk

100 F. Street, N.E.

Washington, D.C., 20549

Re:

GoEnergy, Inc.

Registration Statement

On Form SB-2

File No. 333-137936

Dear Ms. McGuirk:

I have read the disclosure made by GoEnergy, Inc. pursuant to Item 304 in its Registration Statement (Amendment #1) made on Form SB-2/A.

I agree fully with the language contained in the disclosure statement referring to CHANGES IN OUR CERTIFYING ACCOUNTANT and have no objections or disagreements.

Sincerely,

/s/ Moen & Company

 Moen & Company